REGULATORY MATTERS

Massachusetts Administrative
Proceeding
On September 20, 2004, Franklin
Resources, Inc. (Franklin Resources,
Inc. and its subsidiaries are
referred to collectively as the
"Company") announced that an
agreement has been reached by two of
its subsidiaries, Franklin Advisers,
Inc. ("Franklin Advisers") and
Franklin Templeton Alternative
Strategies, Inc. ("FTAS"), with the
Securities Division of the Office of
the Secretary of the Commonwealth of
Massachusetts (the "State of
Massachusetts") related to an
administrative complaint filed on
February 4, 2004. The administrative
complaint addressed one instance of
market timing that was also a subject
of the August 2, 2004 settlement that
Franklin Advisers reached with the
SEC, as described below.

Under the terms of the settlement
consent order issued by the State of
Massachusetts, Franklin Advisers and
FTAS have consented to the entry of a
cease-and-desist order and agreed to
pay a $5 million administrative fine
to the State of Massachusetts. The
consent order has multiple sections,
including "Statements of Fact" and
"Violations of Massachusetts
Securities Laws." The Company
admitted the "Statements of Fact."
The Company did not admit or deny the
"Violations of the Massachusetts
Securities Laws." While Franklin
Advisers and FTAS did not admit or
deny engaging in any wrongdoing, the
Company believes that it is in its
best interest and the interests of
its funds' shareholders to settle
this issue now and move forward.

On October 25, 2004, the State of
Massachusetts filed an administrative
complaint against Franklin Resources,
Inc. ("FRI") alleging a violation of
the Massachusetts Uniform Securities
law (the "Act") in connection with
having filed on September 20, 2004,
an allegedly false and misleading
report on Form 8-K with the SEC. The
Massachusetts administrative
complaint seeks an order calling for
FRI to cease and desist from
further violations of the Act and to
pay an administrative fine in an
amount to be determined.

FRI's SEC filing of September 20,
2004 described the settlement consent
order with the State of Massachusetts
and reported while "Franklin Advisers
and FTAS did not admit or deny
engaging in any wrongdoing, the
Company believes that it is in the
best interest of the Company and its
funds' shareholders to settle this
issue now and move forward." The
October 25, 2004 State of
Massachusetts administrative
complaint alleges that this
description of the settlement consent
order was materially false and
misleading under Massachusetts law.
FRI's management disagrees with the
allegation made in this
administrative complaint and
continues to believe that the
description of the terms of the
settlement consent order issued by
the State of Massachusetts is neither
false nor misleading.

U.S. Securities and Exchange
Commission (SEC) Settlement
On August 2, 2004, the Company
announced that an agreement has been
reached by Franklin Advisers with the
SEC that resolves the issues
resulting from the SEC's
investigation of market timing
activity and the SEC issued an "Order
instituting administrative and cease-
and-desist proceedings pursuant to
sections 203(e) and 203(k) of the
Investment Advisers Act of 1940 and
sections 9(b) and 9(f) of the
Investment Company Act of 1940,
making findings and imposing remedial
sanctions and a cease-and-desist
order" (the "Order"). The SEC's Order
concerns the activities of a limited
number of third parties that ended in
2000 and those that are the subject
of the Massachusetts administrative
complaint described above.

Under the terms of the SEC's Order,
pursuant to which Franklin Advisers
neither admits nor denies any
wrongdoing, Franklin Advisers has
agreed to pay $50 million, of which
$20 million is a civil penalty, to be
distributed to shareholders of
certain funds in accordance with a
plan to be developed by an
Independent Distribution Consultant.
At this time, it is
unclear which funds will receive
distributions or which shareholders
of any particular fund will receive
distributions. The SEC Order also
requires Franklin Advisers to, among
other things, enhance and
periodically review compliance
policies and procedures.

Other Governmental Investigations As
part of ongoing investigations by the
SEC, the U.S. Attorney for the
Northern District of California, the
New York Attorney General, the
California Attorney General, the U.S.
Attorney for the District of
Massachusetts, the Florida Department
of Financial Services and the
Commissioner of Securities, the West
Virginia Attorney General, the
Vermont Department of Banking,
Insurance, Securities, and Health
Care Administration and the National
Association of Securities Dealers,
relating to certain practices in the
mutual fund industry, including late
trading, market timing and payments
to securities dealers who sell fund
shares, the Company and its
subsidiaries, as well as certain
current or former executives and
employees of the Company, have
received requests for information
and/or subpoenas to testify or
produce documents. The Company and
its current employees have been
providing documents and information
in response to these requests and
subpoenas. In addition, the Company
has responded to requests for similar
kinds of information from regulatory
authorities in some of the foreign
countries where the Company conducts
its global asset management business.

The staff of the SEC has also
informed the Company that it is
considering recommending a civil
action or proceeding against Franklin
Advisers and Franklin Templeton
Distributors, Inc. ("FTDI")
concerning payments to securities
dealers who sell fund shares
(commonly referred to as "revenue
sharing"). The staff of the
California Attorney General's Office
("CAGO") also has advised the Company
that the California Attorney General
is authorized to bring a civil action
against the Company and FTDI arising
from the same events. Even though the
Company currently believes that the
charges the SEC staff and CAGO staff
are contemplating are unwarranted, it
also believes that it is in the best
interest of the Company's and funds'
shareholders to resolve these issues
voluntarily, to the extent the
Company can reasonably do so. The
Company continues to have discussions
towards resolving these governmental
investigations.

Other Legal Proceedings
The Trust, in addition to other
entities within Franklin Templeton
Investments, including the Company
and certain of its subsidiaries,
other funds, and current and former
officers, employees, and directors
have been named in multiple lawsuits
in different federal courts in
Nevada, California, Illinois, New
York and Florida, alleging violations
of various federal securities laws
and seeking, among other things,
monetary damages and costs.
Specifically, the lawsuits claim
breach of duty with respect to
alleged arrangements to permit market
timing and/or late trading activity,
or breach of duty with respect to the
valuation of the portfolio securities
of certain funds managed by Company
subsidiaries, resulting in alleged
market timing activity. The majority
of these lawsuits duplicate, in whole
or in part, the allegations asserted
in the Massachusetts administrative
complaint described above. The
lawsuits are styled as class actions
or derivative actions on behalf of
either the named funds or the
Company.

Various subsidiaries of the Company
have also been named in multiple
lawsuits filed in state courts in
Illinois alleging breach of duty with
respect to valuation of the portfolio
securities of certain funds managed
by such subsidiaries.

In addition, the Company and certain
of its subsidiaries, as well as
certain current and former officers,
employees, and directors have been
named in multiple lawsuits alleging
violations of various securities laws
and pendent state law claims relating
to the disclosure of directed
brokerage payments and/or payment of
allegedly excessive advisory,
commission, and distribution fees.
These lawsuits are styled as class
actions and derivative actions
brought on behalf of certain funds.

The Company's management strongly
believes that the claims made in each
of these lawsuits are without merit
and intends to vigorously defend
against them.

The Company cannot predict with
certainty the eventual outcome of the
foregoing governmental investigations
or class actions or other lawsuits.
If the Company finds that it bears
responsibility for any unlawful or
inappropriate conduct that caused
losses to the Trust, it is committed
to making the Trust or its
shareholders whole, as appropriate.